Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of April 18, 2006 by and between Advanced Life Sciences, Inc., an Illinois corporation (“Tenant”), and BioStart Property Group, LLC a Delaware Limited Liability Company (“Landlord”) to amend the terms of that certain Lease Agreement dated October 1, 2003 between Tenant and Landlord, the assignee of Flavin Ventures, LLC (the “Lease”).

BACKGROUND

A.    Flavin Ventures, LLC and Tenant entered into the Lease on October 1, 2003;

B.    Flavin Ventures, LLC assigned the Lease to Landlord effective November 1, 2004.

C.    Landlord and Tenant wish to amend the lease to allow Landlord to apply the rent and/or operating costs due by other tenants in the Building as a credit toward the Base Rent due and/or Additional Rent due by Tenant to Landlord.

1.     Incorporation of the Lease. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Lease, and the Lease, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Lease are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Lease shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.     Amendment of the Lease. The Lease is hereby amended as follows:

a.     Section 4.1 of the Lease is hereby deleted in its entirety and shall be replaced with the following:

“Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at Landlord’s Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent, minus any offset or deduction, in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, minus any offset or deduction, at the respective times required hereunder. The first monthly installment of Base Rent and the Additional Rent payable under Article 5 hereof shall be paid in advance on the date of Tenant’s execution of this Lease and applied to the first installments of Base Rent and such Additional Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.”

[Signature Page Follows]

[Signature Page of First Amendment to Lease Agreement]

IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

LANDLORD:

BioStart Property Group, LLC, a Delaware Limited Liability Company

By:	/s/ John L. Flavin
John Flavin
Member

TENANT:

ADVANCED LIFE SCIENCES, INC., an Illinois corporation

By:	/s/ Richard Wieland
R. Richard Wieland, II
Executive Vice President and Chief Financial Officer